Exhibit 107

Calculation of Filing Fee Tables

Form S-1 (Form Type)

Embrace Change Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities(4)

Fees Previously Paid	Other	Rights included as part of the Units(2)(3)	457(g)	7,475,000	—	—	—	—

	Equity	Ordinary Shares underlying Rights(2)(3)	457(g)	934,375	$10.00	$9,343,750	$0.0000927	$866.17

Carry Forward Securities (5)

Carry Forward Securities	Equity	Units, each consisting of one ordinary share of par value $0.0001 and one Warrant(2)(3)	457(a)	7,475,000	$10.00	$74,750,000	$0.0000927	$6,929.33

	Equity	Ordinary shares, par value $0.0001 per share, included as part of the Units(3)	457(g)	7,475,000	—	—	—	—

	Other	Warrants included as part of the Units(3)	457(g)	7,475,000	—	—	—	—

	Equity	Shares underlying Warrants(3)	457(g)	7,475,000	$11.50	$85,962,500	$0.0000927	$7,968.72

	Equity	Representative’s ordinary shares(3)	Other	74,750	$10.00	$747,500	$0.0000927	$69.29

	Total Offering Amounts(6)					$170,803,750		$15,833.51

	Total Fees Previously Paid(7)							$19,212.43

	Total Fee Offsets							$15,833.51

	Net Fee Due							$0

(1)     Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(2)     Includes the securities which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.

(3)     Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share capitalizations or similar transactions.

(4)    The Registrant filed a registration statement on Form S-1 (File No. 333-265184) (the “Registration Statement”) on May 24, 2022 to (i) carry forward from a Registration Statement on Form S-1 (File No. 333-258221) (the “Prior Registration Statement”) all the securities registered in the Prior Registration Statement and (ii) register 8,625,000 rights to acquire 1/8 of an ordinary share and 1,078,125 ordinary shares underlying the rights. A registration fee of $999.42 in respect of the rights and ordinary shares underlying the rights being registered in the Registration Statement was paid concurrently with the filing of the Registration Statement on May 24, 2022. By filing the amendment No. 3 to the Registration Statement on July 12, 2022, the Registrant is decreasing the offering size from $75,000,000 to $65,000,000, so only 7,475,000 rights and 934,375 ordinary shares underlying the rights are being registered. The registration fee is reduced from $999.42 to $866.17 when the offering amounts are reduced from $10,781,250 to $9,343,750.

(5)    By filing the Registration Statement on May 24, 2022, the Registration carried forward the securities from the Prior Registration Statement with the offering amount of $185,437,500, besides registering new securities as described in (4). By filing the amendment No. 3 to the Registration Statement on July 12, 2022, the Registrant is decreasing the offering size from $75,000,000 to $65,000,000, so only the securities with the offering amount of $161,460,000 is being carry forwarded. The registration fee is reduced from $18,213.01 to $14,967.34 when the offering amounts of the securities being carry forwarded are reduced from $185,437,500 to $161,460,000.

(6)    The Registrant is reducing the total offering amounts from $196,218,750 as of May 24, 2022 to $170,803,750 by filing the amendment No. 3 to the Registration Statement on July 12, 2022. $170,803,750 is comprised of (i) $10,781,250 for the reduced number of newly registered rights and ordinary shares underlying the rights and (ii) $161,460,000 for the reduced number of securities being carry forwarded from the Prior Registration Statement.

(7)    $19,212.43 is comprised of (i) $866.17 for the reduced number of newly registered rights and ordinary shares underlying the rights and (ii) $14,967.34 for the reduced number of securities being carry forwarded from the Prior Registration Statement.